Exhibit 5-A
June 2, 2017

Tech Data Corporation
5350 Tech Data Drive
Clearwater, Florida 33760
Re:     Tech Data Corporation Form S-3 Registration Statement

Ladies and Gentlemen:

I have acted as counsel to Tech Data Corporation, a Florida corporation (the “Company”). This opinion is furnished in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time by Avnet, Inc. (“Avnet”) of up to 2,785,402 shares of Common Stock, par value $0.0015 per share, of the Company (the “Common Stock”), that are issued and outstanding (the “Resale Shares”).

The Company has authorized me to furnish an opinion on certain matters in connection with the Registration Statement. I have received, examined and reviewed only the following documents, and have made no independent verification of the facts asserted to be true and correct in those documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)
the Direct Registration Account Statement dated February 27, 2017 of Wells Fargo Shareowner Services Incorporated, as transfer agent, for the Resale Shares, certifying due issuance and registration of the Resale Shares (the “Direct Registration Account Statement”);

(c)	resolutions of the Board of Directors of the Company duly adopted on September 18, 2016;

(d)	copies of the Company’s Amended and Restated Articles of Incorporation, as certified by the Florida Department of State; and

(e)	the Bylaws of the Company.

I do not express any opinion concerning any law other than the laws of Florida.

In rendering this opinion, I have made the following assumptions:

(i)    All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which I am assuming responsibility are published or otherwise generally accessible in each case in a manner generally available to lawyers practicing in my jurisdiction;

(ii)    The constitutionality and validity of all relevant laws, regulations and agency actions, unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult;

(iii)    The genuineness of each signature, the completeness of each document submitted to me, the authenticity of each document reviewed by me as an original, the conformity to the original of each document reviewed by me as a copy and the authenticity of the original of each document received by me as a copy; and

(iv)    The truthfulness of each statement as to all factual matters contained in the documents reviewed by me.

Based solely on the foregoing, and subject to the qualifications and limitations stated in this letter, I am of the opinion that the Resale Shares have been validly issued by all necessary corporate action of the Company and are fully paid and non-assessable.

I hereby consent to the filing of this opinion letter as Exhibit 5-A to the Registration Statement and to the reference to me in the Registration Statement, the related prospectus and in any prospectus supplements related thereto under the heading “Legal Matters.” In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or an expert with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and I assume no obligation to advise, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

TECH DATA CORPORATION

/s/ David R. Vetter
David R. Vetter
Executive Vice President, Chief Legal Officer